Exhibit 10.3

Execution Version

SHAREHOLDER AGREEMENT

DATED JULY 21, 2021

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SHAREHOLDER AGREEMENT

This Shareholder Agreement is entered into as of July 21, 2021 by and between Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company”), and FF Top Holding LLC, a Delaware limited liability company (“FF Top” or the “Shareholder”).

RECITALS

WHEREAS, the Company, PSAC Merger Sub Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Merger Sub”), and FF Intelligent Mobility Global Holdings Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“FF Intelligent”), have entered into an Agreement and Plan of Merger, dated January 27, 2021 (as the same may be amended from time to time, the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, subject to the terms and conditions thereof, upon the consummation of the transactions contemplated thereby (the “Closing”), among other matters, Merger Sub will be merged with and into FF Intelligent with FF Intelligent continuing as the surviving entity and a wholly-owned subsidiary of the Company (the “Transaction”); and

WHEREAS, in connection with the Transaction, the Company and the Shareholder wish to set forth certain understandings between such parties, including with respect to certain governance matters.

NOW THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. Capitalized terms used in this Agreement shall have the respective meanings set forth below:

“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof; provided that the Company and each of its Subsidiaries shall not be deemed to be Affiliates of the Shareholder.

“Agreement” means this Shareholders Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, Los Angeles, California or the Cayman Islands are authorized or required by Law to close.

“Closing” has the meaning set forth in the Recitals.

“Closing Date” means the date of the closing of the Transaction.

“Common Stock” means the Company’s Class A common stock and Class B common stock, in each case with a par value of $0.0001 per share.

“Company” has the meaning set forth in the Preamble.

“Control” (including its correlative meaning, “Controlled”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Director” means any director of the Company from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“FF Intelligent” has the meaning set forth in the Recitals.

“FF Top” has the meaning set forth in the Recitals.

“FF Top Designee” has the meaning set forth in Section 2.1(b) hereof.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Indemnification Agreements” has the meaning set forth in Section 2.5.

“Indemnitee” has the meaning set forth in Section 2.5.

“Independent Director” means an individual serving on the board of directors of a company who is “independent” as determined in accordance with the rules and regulations of the Nasdaq Stock Market and the SEC.

“Law” means any statute, law, regulation, ordinance, rule, injunction, order, judgment, decree, writ, governmental approval, directive, requirement, other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“Observation Election” has the meaning set forth in Section 2.7.

“Merger Agreement” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Recitals.

“Necessary Action” means, with respect to any party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law, within such party’s control and do not directly conflict with any rights expressly granted to such party in this Agreement, the Merger Agreement, the lock-up agreements, the certificate of incorporation or bylaws of the Company) reasonably necessary and desirable within his, her or its control to cause such result, including, (i) calling special meetings of the Board, any committee of the Board and the shareholders of the Company, (ii) causing the Board or any committee of the Board to adopt relevant resolutions (subject to any applicable fiduciary duties), (iii) voting or providing a proxy with respect to shares of Common Stock and other securities of the Company generally entitled to vote in the election of Directors of the Company Beneficially Owned by such party, (iv) causing the adoption of shareholders’ resolutions and amendments to the certificate of incorporation or the bylaws of the Company, including executing written consents in lieu of meetings, (v) executing agreements and instruments, (vi) causing members of the Board (to the extent such members were elected, nominated or designated by the party obligated to undertake such action) to act (subject to any applicable fiduciary duties) in a certain manner or causing them to be removed in the event they do not act in such a manner and (vii) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such a result.

“NewCo” has the meaning set forth in Section 3.2.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

“Transaction” has the meaning set forth in the Recitals.

“SEC” means the U.S. Securities and Exchange Commission.

“Secondary Indemnitors” has the meaning set forth in Section 2.5.

“Shareholder” has the meaning set forth in the Preamble.

“Shareholder Share Percentage” means on the date of determination the aggregate voting power of the shares of Common Stock and other securities of the Company generally entitled to vote in the election of Directors of the Company Beneficially Owned (which for the avoidance of doubt, shall include such shares whose voting rights have been granted to FF Top with conditions to be revoked solely based on the fiduciary duty of the trustee or for reason that grant of proxy for a vote will reasonably be expected to materially and adversely affect the interests of the holders of such shares) by the Shareholder and its Affiliates (excluding any shares held by the Company and its Subsidiaries), divided by the total voting power of the then outstanding shares of Common Stock issued as of the record date for any meeting of shareholders of the Company at which (or any solicitation of written consent pursuant to which) Directors are to be elected.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or any combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or any combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall (a) be allocated a majority of limited liability company, partnership, association or other business entity gains or losses, or (b) Control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.

“Total Number of Directors” means the total number of directors comprising the Board from time to time.

“Transfer” (including its correlative meaning, “Transferee”) means, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

1.2 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, (c) the words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified, (d) the term “including” is not limiting and means “including without limitation,” and

(e)       whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II

CORPORATE GOVERNANCE MATTERS

2.1       Election of Directors.

(a)       At the Closing Date, the Company and the Shareholder shall take all Necessary Action to cause the Board to be comprised of nine (9) directors, one of whom shall be the Chief Executive Officer of the Company. As of the date hereof, the Chief Executive Officer of the Company is Dr. Carsten Breitfeld. At the Closing Date, the Board shall initially be composed of the following individuals: Dr. Carsten Breitfeld, Jordan Vogel, Brian Krolicki, Lee Liu, Qin Ye, Susan Swenson, Matthias Aydt, Edwin Goh and Scott Vogel (the “Initial Board”), and the Company shall take all Necessary Action to cause the Initial Board to be nominated for another one-year term at the Company’s first annual meeting following such appointment. Susan G. Swenson, Edwin Goh, Brian Krolicki and Lee Liu shall be deemed as the “FF Top Designees” for the Company’s first and second annual meetings following the initial appointment of such directors, the resignation of which and the filling of a vacancy shall be subject to Section 2.1(c). The Shareholder shall take all Necessary Action to cause the election of the Initial Board at the Company’s first annual meeting.

(b)       Following the Closing Date and so long as the Shareholder Share Percentage exceeds 5%, FF Top shall have the right, but not the obligation, to nominate, and the individuals nominated for election as Directors by or at the direction of the Board or the Nominating and Corporate Governance Committee shall include, a number of individuals not less than the number equal to the Total Number of Directors multiplied by the Shareholder Share Percentage (rounding up to the next whole director) (the “FF Top Designees”). FF Top agrees that no FF Top Designee shall be subject to any “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act of 1933, as amended, and that all such FF Top Designees shall be subject to the prior and reasonable approval of the Nominating and Corporate Governance Committee. FF Top further agrees that, until the Company is a “controlled company” as defined in the rules of the national securities exchange on which the Common Stock is listed, the FF Top Designees shall include a sufficient number of individuals who are Independent Directors such that the Board would be comprised of a majority of Independent Directors assuming the election of the FF Top Designees and the other members of the Board.

(c)       In the event that a vacancy is created at any time by the death, disability, retirement, removal, failure of being elected or resignation of any FF Top Designee or for any other reason, any individual nominated by or at the direction of the Board or the Nominating and Corporate Governance Committee to fill such vacancy shall be, and the Company shall use its reasonable best efforts to cause such vacancy to be filled, as soon as possible, by a new nominee of FF Top who qualifies as an FF Top Designee, and the Company shall use its reasonable best efforts to take or cause to be taken, to the fullest extent permitted by Law, at any time and from time to time, all Necessary Actions to accomplish the same. FF Top has the right to remove any of the FF Top Designees, and the exclusive right to nominate a replacement nominee to fill any vacancy so created by such removal or resignation of such FF Top Designee. The Company shall use its reasonable best efforts to take or cause to be taken, to the fullest extent permitted by Law, at any time and from time to time, all Necessary Actions to facilitate the removal of any of the FF Top Designees that FF Top intends to remove.

(d)       The Company shall, to the fullest extent permitted by Law, take all Necessary Actions to (i) include each FF Top Designee in the slate of nominees recommended by the Board at any meeting of shareholders called for the purpose of electing directors (or consent in lieu of meeting), and (ii) include each FF Top Designee in the proxy statement prepared by the management of the Company with respect to the election of members of the Board and at every adjournment or postponement thereof. The Company shall use reasonable best efforts consistent with its efforts with respect to the other Board nominees; provided, that such efforts are customary for a U.S. public traded company, to support the election of the FF Top Designees as directors of the Company; provided, further, that the Company shall not be required to increase the Total Number of Directors.

(e)       In addition to any vote or consent of the Board or the shareholders of the Company required by applicable Law or the certificate of incorporation, bylaws or other organizational document of the Company, and notwithstanding anything to the contrary in this Agreement, for so long as this Agreement is in effect, (i) the authorized number of directors on the Board shall be established and remain at nine (9) until the second annual meeting following the Closing Date, and (ii) any action by the Board to increase or decrease the Total Number of Directors shall require the prior written consent of FF Top (which consent shall not be unreasonably withheld, conditioned or delayed), delivered in accordance with Section 4.2 hereof; provided, that in connection with any increase or decrease in the Total Number of Directors, the number of FF Top Designees required to be Independent Directors under Section 2.1(b) shall be increased or decreased as may be necessary.

(f)       Upon any decrease in the number of directors that FF Top is entitled to designate for nomination to the Board, FF Top shall, promptly at the request of the Board, take all Necessary Actions to cause the appropriate number of FF Top Designees to offer to tender their resignation.

(g)       From and after the Closing until the occurrence of a Qualifying Equity Market Capitalization (as defined in the Company’s Certificate of Incorporation as of the Closing Date), the Company agrees not to elect to be treated as a “controlled company” as defined in the rules of the national securities exchange on which the Common Stock is listed.

2.2       Committee.

(a)       For so long as this Agreement is in effect, the Company shall take all Necessary Actions at any given time so as to cause to be appointed to any committee of the Board a number of FF Top Designees such that the number of FF Top Designees serving on any such committee is proportionate (rounding up to the next whole director) to the number of directors that FF Top is entitled to designate to the Board under this Agreement, to the extent such directors are permitted to serve on such committees under the applicable rules and regulations of the SEC or the applicable stock exchange on which the shares of Common Stock of the Company are listed. It is understood by the parties hereto that FF Top shall not be required to have the FF Top Designees represented on any committee and any failure to exercise such right in this Section 2.2 in a prior period shall not constitute any waiver of such right in a subsequent period.

(b)       From and after the Closing, the Company shall, and shall take all Necessary Action to, cause the Board to establish and maintain (i) a Nominating and Corporate Governance Committee comprised solely of Independent Directors, one of whom shall be Jordan Vogel as the sole director designee of Riverside Management Group, LLC and Property Solutions Acquisition Corp. so long as Jordan Vogel is a director of the Company, and (ii) a Finance and Investment Committee that shall include Jerry Wang as a non-voting member so long as Jerry Wang is an officer of the Company.

2.3 Compensation. Except to the extent FF Top may otherwise notify the Company, the FF Top Designees serving on the Board that are not employees of the Company or any of its Subsidiaries shall be entitled to compensation consistent with the compensation received by other non-employee Directors, including any fees and equity awards.

2.4 Reimbursement of Expenses. The Company shall pay the reasonable and documented out-of-pocket expenses incurred by each FF Top Designee serving on the Board in connection with such FF Top Designee’s services provided to or on behalf of the Company, including attending meetings or events on behalf of the Company at the Company’s request.

2.5 Indemnification Priority. The Company hereby acknowledges that, in addition to the rights provided to each FF Top Designee serving on the Board or other indemnified person covered by any such indemnity insurance policy (any such Person, an “Indemnitee”) or any indemnification agreement that such Indemnitee may enter into with the Company from time to time (the “Indemnification Agreements”), the Indemnitees may have certain rights to indemnification, advancement of expenses and/or insurance provided by FF Top or one or more of their respective Affiliates (collectively, the “Secondary Indemnitors”). Notwithstanding anything to the contrary in any of the Indemnification Agreements, the Company hereby agrees that, to the fullest extent permitted by Law, with respect to its indemnification and advancement obligations to the Indemnitees under the Indemnification Agreements, this Agreement or otherwise, the Company (i) is the indemnitor of first resort (i.e., its and its insurers’ obligations to advance expenses and to indemnify the Indemnitees are primary and any obligation of the Secondary Indemnitors or their insurers to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any of the Indemnitees is secondary and excess), and (ii) shall be required to advance the full amount of expenses incurred by each Indemnitee, without regard to any rights such Indemnitees may have against the Secondary Indemnitors or their insurers; provided, such Indemnitee shall have delivered to the Company an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses. The Company agrees that any Secondary Indemnitor or insurer thereof not a party hereto shall be an express third party beneficiary of this Section 2.5, able to enforce such clause according to its terms as if it were a party hereto. Nothing contained in the Indemnification Agreements is intended to limit the scope of this Section 2.5 or the other terms set forth in this Agreement or the rights of the Secondary Indemnitors or their insurers hereunder.

2.6       Other Rights of Designees. Except as provided in Sections 2.3, 2.4 and 2.5, each FF Top Designee and the other members serving on the Board shall be entitled to the same rights and privileges applicable to all other members of the Board generally or to which all such members of the Board are entitled. In furtherance of the foregoing, subject to Company’s certificate of incorporation and/or bylaws, the Company shall indemnify, exculpate, and advance fees and expenses of the FF Top Designees and the other members serving on the Board (including by entering into an indemnification agreement in a form substantially similar to the Company’s form director indemnification agreement) and provide such FF Top Designees and the other members with director and officer insurance to the same extent it indemnifies, exculpates, reimburses and provides insurance for the other members of the Board pursuant to the certificate of incorporation and/or the bylaws of the Company, applicable Law or otherwise.

ADDITIONAL COVENANTS

3.1 Pledges. Upon the written request of the Shareholder to pledge, hypothecate or grant security interests in any or all of the shares of Common Stock held by it, including to banks or financial institutions as collateral or security for loans, advances or extensions of credit, the Company agrees to cooperate with the Shareholder in taking any action reasonably necessary to consummate any such pledge, hypothecation or grant, including, delivery of letter agreements to lenders in form and substance reasonably satisfactory to such lenders (which may include agreements by the Company in respect of the exercise of remedies by such lenders) and, subject to applicable Law, instructing the transfer agent to transfer any such shares of Common Stock subject to the pledge, hypothecation or grant into the facilities of The Depository Trust Company without restricted legends.

3.2 Spin-Offs or Split Offs. In the event that the Company effects the separation of any material portion of its business into one or more entities (each, a “NewCo”), whether existing or newly formed, including by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and the Shareholder will receive equity interests in any such NewCo as part of such separation, the Company shall cause any such NewCo to enter into a shareholders agreement with the Shareholder that provides the Shareholder with rights vis-á-vis such NewCo that are substantially identical to those set forth in this Agreement.

ARTICLE IV

GENERAL PROVISIONS

4.1 Termination. Except for Section 2.5 hereof and this Article IV, this Agreement shall terminate at such time as FF Top is no longer entitled to designate a director pursuant to Section 2.1(b) hereof.

4.2 Notices. Any notice, designation, request, request for consent or consent provided for in this Agreement shall be in writing and shall be either personally delivered, sent by electronic mail or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices and other such documents will be deemed to have been given or made hereunder when delivered personally or sent by electronic mail during normal business hours (and otherwise as of the immediately following Business Day) and one (1) Business Day after deposit with a reputable overnight courier service.

If to the Company, to:

c/o Faraday & Future

18455 S. Figueroa Street

Los Angeles, CA 90248

Attention: General Counsel

E-mail: jarret.johnson@ff.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

1999 Avenue of the Stars, 17th Floor

Attention: Vijay S. Sekhon, Esq.

Email: vsekhon@sidley.com

If to FF Top, to:

Conyers Trust Company (BVI) Limited Commerce House,

Wickhams Cay 1, P.O. Box 3 140, Road Town,

Tortola VG1110, British Virgin Islands

Attention: Matthias Aydt

 E-mail: Matthias.Aydt@ff.com

4.3 Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

4.4 Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof. To the fullest extent permitted by Law, the Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, the Shareholder being deprived of the rights contemplated by this Agreement.

4.5 Assignment. This Agreement may not be directly or indirectly assigned or Transferred (by operation of Law or otherwise) without the express prior written consent of the other party hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that the Shareholder may assign to any of its wholly owned Subsidiaries all of its rights hereunder and, following such assignment, such assignee shall be deemed to be the Shareholder for all purposes of this Agreement. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

4.6 Third Parties. Except as provided for in Section 2.1 and Section 2.5, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto. For the avoidance of doubt, the parties hereto acknowledge that the named individuals in Section 2.1(a) who are not signatories hereto are intended third party beneficiaries and entitled to enforce this Agreement directly against any party hereto as if such named individuals were named herein as a party.

4.7 Governing Law. THIS AGREEMENT AND ITS ENFORCEMENT AND ANY CONTROVERSY ARISING OUT OF OR RELATING TO THE MAKING OR PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO DELAWARE’S PRINCIPLES OF CONFLICTS OF LAW. IN THE EVENT OF A CONFLICT BETWEEN THIS AGREEMENT AND THE COMPANY’S CERTIFICATE OF INCORPORATION AND/OR BYLAWS, THE PROVISIONS OF THIS AGREEMENT SHALL SUPERSEDE THE COMPANY’S CERTIFICATE OF INCORPORATION AND/OR BYLAWS WITH RESPECT TO SUCH CONFLICTING SUBJECT MATTER.

4.8 Jurisdiction; Waiver of Jury Trial. Each party hereto hereby (i) agrees that any action, directly or indirectly, arising out of, under or relating to this Agreement shall exclusively be brought in and shall exclusively be heard and determined by the federal and state courts located in the State of Delaware and (ii) solely in connection with the action(s) contemplated by subsection (i) hereof, (A) irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts identified in subsection (i) hereof, (B) irrevocably and unconditionally waives any objection to the laying of venue in any of the courts identified in clause (i) of this Section 4.8, (C) irrevocably and unconditionally waives and agrees not to plead or claim that any of the courts identified in such clause (i) is an inconvenient forum or does not have personal jurisdiction over any party hereto, and (D) agrees that mailing of process or other papers in connection with any such action in the manner provided herein or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE SERVICES CONTEMPLATED HEREBY.

4.9 Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at Law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at Law or in equity, shall be entitled to specific performance of this Agreement without the posting of a bond.

4.10 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof other than those expressly set forth herein and therein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

4.11 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by Law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by Law, and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

4.12 Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

4.13 Grant of Consent. Any vote, consent or approval of, or designation by, or other action of, the Shareholder hereunder shall be effective if notice of such vote, consent, approval, designation or other action is provided in accordance with Section 4.2 hereof by the Shareholder as of the latest date any such notice is so provided to the Company.

4.14 Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts, and may be delivered by means of electronic transmission in portable document format, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable).

4.15 Effectiveness; Termination. This Agreement shall become effective upon the Closing Date, and shall automatically terminate upon the valid termination of the Merger Agreement pursuant to its terms.

4.16 No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, the transactions contemplated hereby or the subject matter hereof may only be made against the parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, shareholder, agent, attorney or representative of any party hereto or any past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, shareholder, agent, attorney or representative of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:	/s/ Dr. Carsten Breitfeld
	Name:	Dr. Carsten Breitfeld
	Title:	Global Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

FF TOP HOLDING LTD.

By:	/s/ Matthias Aydt
	Name:	Matthias Aydt
	Title:	President